UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting material Pursuant to Rule 14a-12

Newell Brands Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 2, 2018, Newell Brands Inc. (the “Company”) announced its intention to nominate David L. Atchison to the Board of Directors at the Company’s 2018 Annual Meeting of Shareholders. The nomination of Mr. Atchison was made pursuant to a previously disclosed Director Appointment and Nomination Agreement entered into with Carl C. Icahn and certain of his affiliates on March 18, 2018. A copy of the press release announcing the nomination is attached as Exhibit 1.

EXHIBIT 1

Newell Brands to Nominate David Atchison to Board of Directors

HOBOKEN, NJ – April 2 2018 – Newell Brands Inc. (NYSE:NWL) (the “Company” or “Newell Brands”) today announced that it intends to nominate David L. Atchison to the Board of Directors at the Company’s 2018 Annual Meeting of Shareholders. Mr. Atchison is the final independent nominee pursuant to the cooperation agreement Newell Brands entered into with Carl C. Icahn, Chairman of Icahn Enterprises LP (IEP), on March 19, 2018.

Mr. Atchison will bring to the Newell Brands Board more than 15 years of experience in e-commerce marketing analytics with leading brands including Zulily and RedEnvelope. He has spent most of his career developing marketing strategies that position businesses for growth and sustained value creation. Mr. Atchison is an accomplished, profit-driven executive with a distinguished track record of directing multi-channel marketing programs. He has demonstrated expertise in e-commerce optimization through best-in-class analytical practices across multiple sectors of retail.

“I am pleased that Dave will be nominated to the Newell Brands Board of Directors,” said Patrick D. Campbell, Chairman of the Board. “Dave is a proven value creator as an e-commerce marketing and analytics expert with significant knowledge of brand development and retail. His perspective and expertise will serve us well as we continue to execute our strategic initiatives and work to improve financial and operational performance and deliver enhanced shareholder value.”

Mr. Campbell continued, “With this announcement, the Board has completed its slate of directors to stand for election at the 2018 Annual Meeting. We are confident that this Board will have the right mix of skills, expertise and experience to successfully support the management team as we execute our expanded transformation program.”

With the expected election of Mr. Atchison and Judith Sprieser at the 2018 Annual Meeting, Newell Brand’s Board will comprise 11 highly qualified and experienced directors, 10 of whom will be independent and all of whom will be seasoned leaders.

About David L. Atchison

Mr. David L. Atchison is the Chief Executive Officer and Director of New Engen, Inc. Prior to New Engen, he served as Senior Vice President of Marketing and Analytics at Zulily, llc. from January 2010 to October 2015, where he helped grow the marketing department from one to more than 100 people and revenue from zero to $1.2 billion. Mr. Atchison served as Director of Marketing and Analytics at RedEnvelope from 2008 to 2010 and as Director of Analytics at ProFlowers from 2005 to 2008. Prior to that, Mr. Atchison served with several start-ups and strategic consulting firm The Parthenon Group. Mr. Atchison has a Bachelor of Science in Engineering degree from Princeton University.

About Newell Brands

Newell Brands (NYSE: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Paper Mate®, Sharpie®, Dymo®, EXPO®, Parker®, Elmer’s®, Coleman®, Jostens®, Marmot®, Rawlings®, Oster®, Sunbeam®, FoodSaver®, Mr. Coffee®, Rubbermaid Commercial Products®, Graco®, Baby Jogger®, NUK®, Calphalon®, Rubbermaid®, Contigo®, First Alert®, Waddington and Yankee Candle®. For hundreds of millions of consumers, Newell Brands makes life better every day, where they live, learn, work and play.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600	3

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands will file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to the shareholders of record entitled to vote at the 2018 Annual Meeting a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. When filed with the SEC, the definitive proxy statement and WHITE proxy card will also be mailed to shareholders of record. Investors and other interested parties will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel, or by contacting Newell Brands’ proxy solicitor, Morrow Sodali at (800) 662-5200 or at NWLinfo@morrowsodali.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2018 Annual Meeting. The participants in the solicitation of proxies in connection with the 2018 Annual Meeting are currently anticipated to be the Company, David L. Atchison, Patrick D. Campbell, James R. Craigie, Debra A. Crew, Brett Icahn, Andrew Langham, Courtney R. Mather, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel, Michael A. Todman, Ralph Nicoletti, Mark S. Tarchetti, William A. Burke, Bradford Turner, Nancy O’Donnell, Sofya Tsinis, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners Master Fund LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Carl C. Icahn.

As of the date hereof, Ms. Crew beneficially owns 30 shares of common stock of the Company, par value $1.00 (the “Common Stock”). Mr. Craigie beneficially owns 3,175 shares of Common Stock, which includes 1,594 shares held in trusts, 797 shares each, for the benefit of Mr. Craigie’s children. Mr. Polk beneficially owns 1,353,392 shares of Common Stock, which includes 225,872 shares of Common Stock issuable pursuant to stock options and RSUs currently exercisable or exercisable or vesting within 60 days and includes 332,925 shares held in grantor retained annuity trusts for the benefit of Mr. Polk’s children and 47,303 shares held in trust by Mr. Polk’s wife. Mr. Strobel beneficially owns 50,707 shares of Common Stock. Mr. Todman beneficially owns 54,949 shares of Common Stock. Mr. Nicoletti beneficially owns 14,788 shares of Common Stock, which includes 25 shares held in a revocable trust by Mr. Nicoletti’s wife, 193 shares in an IRA and 14,570 held in a revocable trust. Mr. Tarchetti beneficially owns 260,949 shares of Common Stock. Mr. Burke beneficially owns 175,046 shares of Common Stock. Mr. Turner beneficially owns 14,134 shares of Common Stock. Ms. O’Donnell beneficially owns 6,855 shares of Common Stock. As of the date hereof, Mr. Atchison, Mr. Campbell, Ms. Sprieser and Ms. Tsinis do not beneficially own any shares of Common Stock.

As of the date hereof, High River Limited Partnership has sole voting power and sole dispositive power with regard to 6,658,602 shares of Common Stock (including shares of Common Stock underlying forward contracts). Each of Hopper Investments LLC, Barberry Corp. and Mr. Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners Master Fund LP has sole voting power and sole dispositive power with regard to 10,836,710 shares of Common Stock (including shares of Common Stock underlying forward contracts). Each of Icahn Offshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises G.P. Inc., Beckton Corp. and Mr. Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Icahn Partners LP has sole voting power and sole dispositive power with regard to 15,797,701 shares of Common Stock (including shares of Common Stock underlying forward contracts). Each of Icahn Onshore LP, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P., Icahn Enterprises GP, Beckton Corp. and Mr. Carl C. Icahn has shared voting power and shared dispositive power with regard to such shares of Common Stock. Mr. Brett Icahn has sole voting power and sole dispositive power with regard to 500,000 shares of Common Stock, including 250,000 shares of Common Stock beneficially owned by a charitable foundation controlled by Mr. Brett Icahn. As of the date hereof, Messrs. Langham and Mather do not beneficially own any shares of Common Stock.

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600	4

Certain information concerning these participants is also set forth in the Company’s definitive proxy statement, dated March 30, 2017, for its 2017 annual meeting of shareholders as filed with the SEC on Schedule 14A, the Company’s preliminary proxy statement, dated March 23, 2018, for its 2018 annual meeting of shareholders as filed with the SEC on Schedule 14A and the Company’s Current Reports, dated August 24, 2017, January 21, 2018, February 16, 2018, February 22, 2018 and March 19, 2018, as filed with the SEC on Form 8-K. Additional information regarding the interests of these participants in the solicitation of proxies in respect of the 2018 Annual Meeting and other relevant materials will be filed with the SEC when they become available.

Caution Concerning Forward-Looking Statements

Statements in this release, other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, or other initiatives referenced here. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	uncertainties regarding future actions that may be taken by Starboard Value LP (together with its affiliates, “Starboard”) in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;

•	potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600	5

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

Contacts:
Investors:	Media:
Nancy O’Donnell	Michael Sinatra
SVP, Investor Relations and Corporate	Director, External
Communications	Communications
+1 (201) 610-6857	+1 (551) 574-8031
nancy.odonnell@newellco.com	michael.sinatra@newellco.com

or	or

Charlie Koons / Mike Verrechia	James Golden / Ed Trissel
Morrow Sodali	Joele Frank, Wilkinson Brimmer Katcher
+1 (212) 300-2473	+1 (212) 355-4449
NWLinfo@morrowsodali.com	ETrissel@joelefranc.com

221 River Street	NYSE: NWL
Hoboken, NJ 07030	www.newellbrands.com
+1 (201) 610-6600	6